Exhibit 3.3


                           CERTIFICATE OF AMENDMENT

                                      OF

                    RESTATED CERTIFICATION OF INCORPORATION

                                      OF

                         ADVANCED MICRO DEVICES, INC.

     ADVANCED MICRO DEVICES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HERBY CERTIFY:

     1.   The name of the corporation (hereinafter called the "Corporation")
                                                               -----------
          is Advanced Micro Devices, Inc.

     2. The Restated Certificate of Incorporation of the Corporation is hereby amended by striking out the first sentence of Article Four thereof and by submitting in lieu of said first sentence of Article Four the following new first sentence of Article Four.

          "The total number of shares of stock which the corporation shall have authority to issue is Seven Hundred Fifty One Million (751,000,000) of which Seven Hundred Fifty Million (750,000,000) shares shall be Common Stock of the par value of One Cent ($0.01) per share and One Million (1,000,000) shares shall be Serial Preferred Stock of the par value of Ten Cents ($0.10) per share."


     3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Advanced Micro Devices, Inc. has caused this certificate to be signed by Thomas M. McCoy, its Senior Vice President, General Counsel and Secretary, and Francis P. Barton, its Senior Vice President and Chief Financial Officer, this 25th day of May, 2000.


                                   /s/ Thomas M. McCoy
                                   -------------------
                                   Thomas M. McCoy
                                   Senior Vice President, General Counsel and
                                   Secretary


                                   /s/ Francis P. Barton
                                   ---------------------
                                   Francis P. Barton
                                   Senior Vice President and Chief Financial
                                   Officer